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                                                                     EXHIBIT 3.3

                                     BYLAWS

                                       OF

                               DIGIRAD CORPORATION

                              ARTICLE I. - OFFICES

         Section 1. REGISTERED OFFICE. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

         Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                     ARTICLE II. - MEETINGS OF STOCKHOLDERS

         Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held between 30 and 120 days following the end of the fiscal year of the Corporation and at such place as may be determined by the Board of Directors. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

         Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose whatsoever, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the President, or by the Board of Directors, or by one or more stockholders holding not less than ten percent (10%) of the voting power of the Corporation.



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         Section 3. PLACE. All meetings of the stockholders shall be at any place within or without the State of Delaware designated either by the Board of Directors or by written consent of the holders of a majority of the shares entitled to vote thereat, given either before or after the meeting. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

         Section 4. NOTICE. Notice of meetings of the stockholders of the Corporation shall be given in writing to each stockholder entitled to vote, either personally or by first-class mail or other means of written communication, charges prepaid, addressed to the stockholder at his address appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice of any such meeting of stockholders shall be sent to each stockholder entitled thereto not less than ten (10) nor more than sixty (60) days before the meeting. Said notice shall state the place, date and hour of the meeting and, (i) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders and (iii) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election.

         Section 5. ADJOURNED MEETINGS. Any stockholders' meeting may be adjourned from time to time by the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy. Notice of any adjourned meeting need not be given unless a meeting is adjourned for thirty
(30) days or more from the date set for the original meeting.

         Section 6. QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of


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business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above.

         Section 7. CONSENT TO STOCKHOLDER ACTION. Any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (i) notice of any stockholder approval without a meeting by less than unanimous written consent shall be given as required by the General Corporation Law of Delaware, and (ii) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

         Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

         Section 8. WAIVER OF NOTICE. The transactions of any meeting of stockholders, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by


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proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 9. VOTING. The voting at all meetings of stockholders need not be by ballot, but any qualified stockholder before the voting begins may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by such stockholder, and if such ballot be cast by a proxy, it shall also state the name of any such proxy.

         At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless the writing states that it is irrevocable and satisfies Section 212(e) of the General Corporation Law of Delaware, in which event it is irrevocable for the period specified in said writing and said
Section 212(e).

         Section 10. RECORD DATES. In the event the Board of Directors fixes a day for the determination of stockholders of record entitled to vote as provided in Section 1 of Article V of these Bylaws, then, subject to the provisions of the General Corporation Law of Delaware only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.

         If no record date is fixed:

         The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;


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         The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given; and

         The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days.

         Section 11. CUMULATIVE VOTING FOR ELECTION OF DIRECTORS. Provided the candidate's name has been placed in nomination prior to the voting and one or more stockholders has given notice at the meeting prior to the voting of the stockholder's intent to cumulate the stockholder's votes, every stockholder entitled to vote at any election for directors shall have the right to cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder shall think fit. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

                        ARTICLE III. - BOARD OF DIRECTORS

         Section 1. POWERS. Subject to any limitations in the Certificate of Incorporation or these Bylaws and to any provision of the General Corporation Law of Delaware requiring stockholder


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authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. The authorized number of directors of the Corporation shall be not less than five (5) nor more than nine
(9), the exact number of directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors or stockholders. The exact number of directors presently authorized shall be six (6) until changed within the limits specified above by a duly adopted resolution of the Board of Directors or stockholders.

         Directors shall hold office until the next annual meeting of stockholders and until their respective successors are elected. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Directors need not be stockholders.

         Section 3. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide for other regular meetings from time to time by resolution.

         Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or the President, or any Vice President, or the Secretary or any two (2) directors. Written notice of the time and place of all special meetings of


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the Board of Directors shall be delivered personally or by telephone, facsimile or telegraph to each director at least forty-eight (48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to such Director.

         Section 5. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board of Directors.

         Section 6. PARTICIPATION BY TELEPHONE. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

         Section 7. QUORUM. A majority of the directors shall constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the reconvened meeting to the directors who were not present at the time of adjournment.

         Section 8. ACTION AT MEETING. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business


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notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         Section 9. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

         Section 11. REMOVAL. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony. Subject to Article IV, Division B,
Section 7(b) of the Corporation's Certificate of Incorporation, the entire Board of Directors or any individual director may be removed from office without cause by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such


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action is taken by written consent, all shares entitled to vote were voted)
and the entire number of directors authorized at the time of the director's most recent election were then being elected.

         Subject to Article IV, Division B, Section 7(b) of the Corporation's Certificate of Incorporation, in the event an office of a director is so declared vacant or in case the Board or any one or more directors be so removed, new directors may be elected at the same meeting.

         Section 12. RESIGNATIONS. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Section 13. VACANCIES. Except for a vacancy created by the removal of a director, subject to Article IV, Division B, Section 7(b) of the Corporation's Certificate of Incorporation, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the stockholders. Vacancies created by the removal of a director may be filled only by approval of the stockholders. Subject to Article IV, Division B, Section 7(b) of the Corporation's Certificate of Incorporation, the stockholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of all of the outstanding shares entitled to vote.

         Section 14. COMPENSATION. No stated salary shall be paid directors, as such, for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided


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that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 15. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, except with respect to (i) the approval of any action requiring stockholders' approval or approval of the outstanding shares, (ii) the filling of vacancies on the Board or any committee, (iii) the fixing of compensation of directors for serving on the Board or a committee, (iv) the adoption, amendment or repeal of bylaws, (v) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable, (vi) a distribution to stockholders, except at a rate or in a periodic amount or within a price range determined by the Board and (vii) the appointment of other committees of the Board or the members thereof.

                             ARTICLE IV. - OFFICERS

         Section 1. NUMBER AND TERM. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer, all of which shall be chosen by the Board of Directors. In addition, the Board of Directors may appoint a Chairman of the Board, one or more Vice


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Presidents and such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board of Directors may from time to time determine. The officers to be appointed by the Board of Directors shall be chosen annually at the regular meeting of the Board of Directors held after the annual meeting of stockholders and shall serve at the pleasure of the Board of Directors. If officers are not chosen at such meeting of the Board of Directors, they shall be chosen as soon thereafter as shall be convenient. Each officer shall hold office until his successor shall have been duly chosen or until his removal or resignation.

         Section 2. INABILITY TO ACT. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

         Section 3. REMOVAL AND RESIGNATION. Any officer chosen by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board of Directors.

         Any officer chosen by the Board of Directors may resign at any time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors.

         Section 4. VACANCIES. A vacancy in any office because of any cause may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board.


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         Section 6. PRESIDENT. The President shall be the general manager and chief executive officer of the Corporation, subject to the control of the Board of Directors, and as such shall preside at all meetings of stockholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

         Section 7. VICE PRESIDENT. In the absence of the President, or in the event of such officer's death, disability or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any such designation, then in the order of their selection, shall perform the duties of President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

         Section 8. SECRETARY. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office, or as are properly required by the President or by the Board of Directors.

                  The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.


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         Section 9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer may
also be designated by the alternate title of "Treasurer." The Chief Financial Officer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or which are properly required by the President or by the Board of Directors.

         The Assistant Chief Financial Officer or the Assistant Chief Financial Officers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

         Section 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

         Section 11. OFFICERS HOLDING MORE THAN ONE OFFICE. Any two or more offices may be held by the same person.

                           ARTICLE V. - MISCELLANEOUS

         Section 1. RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to receive payment of any dividend or


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distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

         The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a stockholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

         Section 2. CERTIFICATES. Certificates of stock shall be issued in numerical order and each stockholder shall be entitled to a certificate signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying to the number of shares owned by such stockholder. Any or all of the signatures on the certificate may be facsimile. Prior to the due presentment for registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of Delaware.

         Section 3. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of the Corporation may be voted or represented and all incidents thereto


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may be exercised on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and the Chief Financial Officer or the Secretary or an Assistant Secretary.

         Section 4. FISCAL YEAR. The fiscal year of the Corporation shall be set by the Board of Directors.

         Section 5. ANNUAL REPORTS. The Annual Report to stockholders, described in the General Corporation Law of Delaware, is expressly waived and dispensed with.

         Section 6. AMENDMENTS. Bylaws may be adopted, amended, or repealed by the vote or the written consent of stockholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of stockholders to adopt, amend, or repeal bylaws, bylaws may be adopted, amended, or repealed by the Board of Directors, except that a bylaw amendment thereof changing the authorized number of directors may be adopted by the Board of Directors only if these Bylaws permit an indefinite number of directors and the bylaw or amendment thereof adopted by the Board of Directors changes the authorized number of directors within the limits specified in these Bylaws.

                          ARTICLE VI. - INDEMNIFICATION

         Section 1. DELAWARE. The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the Corporation or a predecessor corporation or, at the Corporation's request, a director or officer of another corporation, provided, however, that the Corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the Corporation. The indemnification provided for in this Section 1 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled


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under the Corporation's certificate of incorporation, any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Corporation's obligation to provide indemnification under this Section 1 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

                  Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that such director is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors of the Corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent's duty to the Corporation or its stockholders.

                  The foregoing provisions of this Section 1 shall be deemed to be a contract between the Corporation and each director who serves in such capacity at any time while this


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bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

                  The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that such person, such person's testator or intestate, is or was an officer or employee of the Corporation.

                  To assure indemnification under this Section 1 of all directors, officers and employees who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section 1, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

         Section 2. CALIFORNIA. The Corporation shall indemnify its directors to the fullest extent not prohibited by the California General Corporation Law; provided, however, that the Corporation shall not be required to indemnify any director in connection with any proceeding


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(or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Corporation or
(iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the California General Corporation Law.

         The Corporation shall have power to indemnify its officers, employees and other agents as set forth in the California General Corporation Law.

         Promptly after receipt of a request for indemnification hereunder (and in any event within ninety (90) days thereof) a reasonable, good faith determination as to whether indemnification of the director is proper under the circumstances because each director has met the applicable standard of care shall be made by: (i) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) if such quorum is not obtainable, by independent legal counsel in a written opinion; or (iii) approval or ratification by the affirmative vote of a majority of the shares of the Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by written consent of a majority of the outstanding shares entitled to vote; where in each case the shares owned by the person to be indemnified shall not be considered entitled to vote thereon.

         For purposes of any determination under this bylaw, a director shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Corporation and its stockholders, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is


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based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:
(i) one or more officers or employees of the Corporation whom the director believed to be reliable and competent in the matters presented; (ii) counsel, independent accountants or other persons as to matters which the director believed to be within such person's professional competence; and (iii) a committee of the Board upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director acts without knowledge that would cause such reliance to be unwarranted.

         The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the Corporation and its stockholders or that he or she had reasonable cause to believe that his or her conduct was unlawful.

         The provisions of the preceding two paragraphs shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the California General Corporation Law.

         The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it shall be determined ultimately that such person is not entitled to be indemnified under this bylaw or otherwise.

         Without the necessity of entering into an express contract, all rights to indemnification and advances to directors under this bylaw shall be deemed to be contractual rights and be


                                       19

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effective to the same extent and as if provided for in a contract between the
Corporation and the director. Any right to indemnification or advances granted by this bylaw to a director shall be enforceable by or on behalf of the person holding such right in the forum in which the proceeding is or was pending or, if such forum is not available or a determination is made that such forum is not convenient, in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or
(ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. The Corporation shall be entitled to raise as a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         To the fullest extent permitted by the Corporation's Certificate of Incorporation and the California General Corporation Law, the rights conferred on any person by this bylaw shall not


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be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the California General Corporation Law and the Corporation's Certificate of Incorporation.

         The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw. The Corporation's obligation to provide indemnification under this Section 2 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

         Any repeal or modification of this bylaw shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

         The Corporation shall indemnify the directors and officers of the Corporation who serve at the request of the Corporation as trustees, investment managers or other fiduciaries of employee benefit plans to the fullest extent permitted by the California General Corporation Law.


                                       21

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         If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director to the fullest extent permitted by any applicable portion of this bylaw that shall not have been invalidated, or by any other applicable law.

         For the purposes of this bylaw, the following definitions shall apply:

                  (i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

                  (ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding, including expenses of establishing a right to indemnification under this bylaw or any applicable law.

                  (iii) The term the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this bylaw with respect to the resulting or surviving corporation


                                       22

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as he or she would have with respect to such constituent corporation if its separate existence had continued.

                  (iv) References to a "director," "officer," "employee," or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Section 3. INCONSISTENCY. In the event of any inconsistency between
Section 1 and Section 2 of this Article VI, the controlling Section as to any particular issue with regard to any particular matter, shall be the one which authorizes for the benefit of the agent or the other person in question the provision of the fullest, promptest, most certain or otherwise most favorable indemnification and/or advancement.

                      ARTICLE VII. - RIGHT OF FIRST REFUSAL

         Section 1. RIGHT OF FIRST REFUSAL. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

                  (a) If the stockholder desires to sell or otherwise transfer any of his shares of common stock, then the stockholder shall first give written notice thereof to the Corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

                  (b) For thirty (30) days following receipt of such notice, the Corporation shall have the option to purchase all or any portion of the shares specified in the notice at the price and upon the terms set forth in such notice. In the event of a gift, property settlement or other


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transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this bylaw, the price shall be deemed to be the fair market value of the common stock at such time as determined in good faith by the Board of Directors. In the event the Corporation elects to purchase all or any portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

                  (c)      The Corporation may assign its rights hereunder.

                  (d) In the event the Corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder's notice, the Secretary of the Corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Corporation receives said transferring stockholder's notice; provided that if the terms of payment set forth in said transferring stockholder's notice were other than cash against delivery, the Corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder's notice.

                  (e) In the event the Corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder's notice, said transferring stockholder may, within the sixty-day period following the expiration of the option rights granted to the Corporation and/or its assignee(s) herein, transfer the shares specified in said transferring stockholder's notice which were not acquired by the Corporation and/or its assignee(s) as specified in said transferring stockholder's notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.


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                  (f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

                           A stockholder's transfer of any or all shares of
common stock held either during such stockholder's lifetime or on death by will or intestacy to such stockholder's immediate family or to any custodian or trustee for the account of such stockholder or such stockholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother or sister of the stockholder making such transfer.

                           In any such case, the transferee, assignee, or other
recipient shall receive and hold such common stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

                  (g) The provisions of this bylaw may be waived with respect to any transfer either by the Corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation.

                  (h) Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions and provisions of this bylaw are strictly observed and followed.

                  (i) The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

                           (i)      On May 13, 2004; or


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                           (ii)     Upon the date securities of the Corporation
are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  (j) The certificates representing shares of common stock of the Corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

                           "The shares represented by this certificate are subject to a right of first refusal option in favor of the Corporation and/or its assignee(s), as provided in the bylaws of the Corporation."

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                            CERTIFICATE OF SECRETARY

         The undersigned, being the Secretary of Digirad Corporation, a Delaware corporation, does hereby certify the foregoing to be the Bylaws of said Corporation, as adopted by the directors of the Corporation and which remain in full force and effect as of the date hereof.

         Executed at San Diego, California effective as of January 2, 1997.

                                                         /s/ Craig Andrews
                                                    ---------------------------
                                                     Craig Andrews, Secretary